Exhibit 99.1

Connecture Announces Brian Lindstrom as New Chief Financial Officer

Vince Estrada Assumes New Role as EVP, Corporate Development

BROOKFIELD, Wis. — December 4, 2017 — Connecture, Inc. (OTCQX: CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced that Brian Lindstrom will join their team as Chief Financial Officer (CFO). This is part of a planned transition of Vince Estrada, who will be taking a new role within Connecture as EVP of Corporate Development, effective December 4, 2017.

Brian joins Connecture from Datica Health, where he served as Chief Operating Officer. During his tenure, Brian oversaw financial, administrative, and services teams, helping to double recurring revenue year over year. Prior to this, he held roles as Chief Financial Officer and Controller at Influence Health and Epic Systems. With more than 20 years of financial and operational leadership experience, Brian has helped drive M&A activity and integrations, improved operating performance and created strong shareholder value for multiple companies.

Vince Estrada, who has served as Connecture’s CFO since January 1, 2017, is taking a new strategic role where he will focus on accelerating growth strategies and leading initiatives to create new opportunities for the Company. In 2017, Vince played a significant role in positioning Connecture on a solid path toward profitability. His professional drive and expertise reside in helping companies grow beyond their traditional organic boundaries. Both Lindstrom and Estrada will work closely with Connecture’s executive team moving forward.

“We are thrilled to welcome Brian as our new CFO,” said Jeff Surges, President and CEO. “His industry experience and enthusiasm for achieving profitable results will further assist us in our critical next phase of growth. At the same time, Vince can capitalize on his very successful first year and bring a renewed focus to our overall company strategy.”

About Connecture

Connecture (OTCQX: CNXR) is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs. Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers. Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

Forward-Looking Statements

Except for the historical statements contained herein, the foregoing release may contain forward-looking information. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve risks and uncertainties, including activities, events or developments that Connecture expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including

Connecture’s failure or the failure of others to timely comply with applicable rules of the Commission, the OTCQX US Market or the Financial Industry Regulatory Authority (“FINRA”) or the other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including Connecture’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q. The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Media Contact:

Jeff Hyman

Channel Marketing Director

Connecture, Inc.

Phone: 818-415-2569

jhyman@connecture.com